SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AdvisorShares Trust

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ADVISORSHARES EQUITYPRO ETF

ADVISORSHARES YIELDPRO ETF

each a series of

ADVISORSHARES TRUST

4800 Montgomery Lane

Suite 150

Bethesda, Maryland 20814

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF THE INFORMATION STATEMENT

August 11, 2015

As a shareholder of the AdvisorShares EquityPro ETF (the “EquityPro ETF”) or AdvisorShares YieldPro ETF (the “YieldPro ETF” and together with the EquityPro ETF, the “Funds”), each a series of AdvisorShares Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to a change in sub-advisory fee of each Fund. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of a Fund, you do not need to take any action in connection with the changes.

The Information Statement details the change in sub-advisory fee for each Fund. At a meeting of the Board of Trustees (the “Board”) on May 13, 2015, the Board unanimously approved a change to the sub-advisory fee paid by AdvisorShares Investments, LLC (the “Adviser”) to The Elements Financial Group, LLC (“Elements”) with respect to each Fund. Effective May 18, 2015, each Fund’s sub-advisory fee was increased from 0.40% to 0.50% of the Fund’s average daily net assets. Importantly, there is no change to the aggregate advisory fee paid to the Adviser by each Fund.

Each Fund has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Adviser, subject to certain conditions such as approval by the Board, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser or to change the terms of an existing sub-advisory agreement with an unaffiliated sub-adviser. Approval by a Fund’s shareholders is not required, but the Manager of Managers Order requires that the Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Funds are notifying you that they are making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the EquityPro ETF’s website at http://www.advisorshares.com/fund/epro and on the YieldPro ETF’s website at http://www.advisorshares.com/fund/ypro. The Information Statement will be available on the website until at least November 9, 2015. To view and print the Information Statement, click on the link to the Information Statement. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Trust in writing at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 or by calling 877-843-3831. Each Fund’s most recent annual report and semi-annual report are available upon request, without charge, by contacting the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 or by calling 877-843-3831 or visiting advisorshares.com.

Only one copy of this notice will be delivered to shareholders of a Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814, or call 1-877-843-3831. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Trust as indicated above.

If you want to receive a paper or email copy of the Information Statement, you must request one.

There is no charge to you to obtain a copy.

ADVISORSHARES EQUITYPRO ETF

ADVISORSHARES YIELDPRO ETF

each a series of

ADVISORSHARES TRUST

4800 Montgomery Lane

Suite 150

Bethesda, Maryland 20814

INFORMATION STATEMENT

August 11, 2015

This Information Statement is for informational purposes only and no action is requested on your part. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being made available to shareholders of AdvisorShares EquityPro ETF (the “EquityPro ETF”) and AdvisorShares YieldPro ETF (the “YieldPro ETF,” each, a “Fund” and, together with the EquityPro ETF, the “Funds”), each a series of AdvisorShares Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that each Fund received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits AdvisorShares Investments, LLC (the “Adviser”), subject to certain conditions such as approval by the Trust’s Board of Trustees (the “Board”), and without approval by shareholders, to change the terms of an existing sub-advisory agreement with an unaffiliated sub-adviser.

Sub-Advisory Fee Change for Each Fund

At a meeting of the Board of Trustees of the Trust held on May 13, 2015, the Board, including its members who are not interested persons of the Trust (the “Independent Trustees”), within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), unanimously approved a change to the sub-advisory fee paid by AdvisorShares Investments, LLC (the “Adviser”) to The Elements Financial Group, LLC (“Elements”) for its sub-advisory services to each Fund. Effective May 18, 2015, each Fund’s sub-advisory fee was increased from 0.40% to 0.50% of the Fund’s average daily net assets. The fee change was approved as a result of a change to the Funds’ portfolio management team. Importantly, there is no change to the aggregate advisory fee paid to the Adviser by each Fund.

Considerations by the Board of Trustees

At the meeting, the Board considered the approval of the change in sub-advisory fee with respect to each Fund. In considering whether to approve the fee change, the Board considered and discussed information and analysis provided by the Adviser and Elements over the course of Elements’ service to the Funds as sub-adviser. The Board considered all factors that it deemed to be relevant. In its deliberations, the Board did not identify any single factor that was paramount or controlling and individual Trustees may have attributed different weights to various factors.  Certain factors considered by the Board at the meeting are addressed in more detail below.

In considering the nature, extent and quality of the services provided by Elements, the Board reviewed the portfolio management services provided to the Funds.  The Board also considered Elements’ overall quality of personnel, operations, and financial condition, its investment advisory capabilities, and information concerning its compliance function, operational capabilities, and portfolio management team. Based on its review, the Board concluded that it was satisfied with the nature, extent and quality of the services provided to the Funds by Elements.

The Board considered information regarding the Funds’ performance, including factors impacting performance and information outlining current market conditions and explaining expectations and strategies for the future. Based on this information, the Board concluded that it was satisfied with the investment results that Elements has been able to achieve for the Funds.

The Board considered the cost of the services provided by Elements and discussed the fee arrangement between the Adviser and Elements, noting that the fee reflects an arm’s length negotiation between the Adviser and Elements and that the overall advisory fee for each Fund would not change since the Adviser pays Elements out of the advisory fee it receives from the Fund. The Board evaluated the proposed fee arrangement in light of this information and the factors that judicial decisions have specified as pertinent generally.  The Board also considered the Adviser’s contractual arrangements to waive a portion of its advisory fee and/or reimburse expenses in an effort to control the expense ratios of the Funds.

Based on its deliberations, the Board, including the Independent Trustees, unanimously concluded that the proposed increase in the sub-advisory fee paid by the Adviser to Elements is fair and reasonable in light of the services provided to each Fund and approved the fee change.

Information about the Adviser

The Adviser, located at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814, has served as the investment adviser for the EquityPro ETF since its inception on July 10, 2012 and the YieldPro ETF since its inception on March 4, 2014. The Adviser oversees Elements to ensure its compliance with the investment policies and guidelines of the Funds and monitors Elements’ adherence to its investment style.

For the fiscal year ended June 30, 2015, the Fund paid advisory fees to the Adviser in the amount of $203,974.12 for the EquityPro ETF and $461,571.59 for the YieldPro ETF. During that period, the Adviser was entitled to an advisory fee of 0.80% with respect to the average daily net assets of each Fund and the Adviser paid sub-advisory fees to Elements in the amount of $104,466.92 for the EquityPro ETF and $234,979.44 for the YieldPro ETF. Until May 18, 2015, Elements was entitled to a sub-advisory fee of 0.40% with respect to the average daily net assets of each Fund. Effective May 18, 2015, the Adviser pays Elements a fee of 0.50% of the average daily net assets of each Fund, but the aggregate fee paid to the Adviser by each Fund remains unchanged.

In addition, the Adviser has contractually agreed to reduce its fees and/or reimburse expenses in order to keep net expenses (excluding amounts payable pursuant to any Rule 12b-1 plan, interest expense, taxes, brokerage commissions, acquired fund fees and expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, and extraordinary expenses) from exceeding 1.25% of a Fund’s average daily net assets through at least October 2016. If at any point it becomes unnecessary for the Adviser to reduce fees or make expense reimbursements, the Board may permit the Adviser to retain the difference between the total annual operating expenses and 1.25% to recapture all or a portion of its prior fee reductions or expense reimbursements made during the preceding three-year period.

Information about Elements

Elements, a limited liability company with offices at 19200 Von Karman Avenue, Suite 800, Irvine, California 92612, serves as investment sub-adviser to the Funds. Elements is responsible for the day-to-day management of the Funds and selects each Fund’s investments according to the Fund’s investment objective, policies and restrictions. Elements is an investment adviser registered with the SEC.

The names and principal occupations of the principal executive officers and the directors of Elements are listed below:

Name	Principal Occupation
Nicholas B. Scalzo	Managing Member
Jeffrey K. Olsen	President
Richard Lavin	Chief Operations Officer, Chief Legal Officer
Christopher Winn	Chief Compliance Officer

The following portfolio managers are primarily responsible for the day-to-day management of the Funds:

Robert D. Baker, Portfolio Manager. Mr. Baker joined Elements in 2015. He has been involved in the investment management and mutual fund industry for 30 years. Since 1998, Mr. Baker has been President of Advanced Asset Management Advisors, Inc., an SEC-registered investment advisory firm in Columbus, Ohio. From 1984 to 1998, Mr. Baker served as Vice President of R. Meeder & Associates and President of Meeder Advisory Services. Part of his responsibilities during that time included portfolio management and overseeing the Retirement Plan Services division. He also participated in the development, launch and marketing of twelve load and no-load mutual funds. From 1979 to 1984, Mr. Baker was affiliated with Bank One Trust Company (City National Bank & Trust Company) in Columbus, Ohio, where he was a Trust Officer involved in portfolio management. A native of Ohio, he graduated from The Ohio State University in 1981 with a Bachelor of Science Degree in Finance.

Philip A. Voelker, Portfolio Manager. Mr. Voelker joined Elements in 2015. He has spent the last 40 years managing portfolios with objectives ranging from short-term cash management to aggressive equity and venture capital investing. Unlike many generalists, his investment background is unique, having gained specialized portfolio management experience in each strategy. Mr. Voelker’s investment advisor and mutual fund management experience lends efficiencies to the company’s operations. Mr. Voelker is Chief Investment Officer of Advanced Asset Management Advisors, Inc. Prior to joining Advanced Asset Management Advisors in 2001, Mr. Voelker served as Chief Investment Officer for Meeder Asset Management from 1974 to 2001, where he was personally responsible for the firm’s multi-billion dollar investment management assignments. Mr. Voelker graduated cum laude from The Ohio State University in 1974.

Terms of the Agreement

After the initial two-year term, the continuance of the sub-advisory agreement must be specifically approved at least annually (i) by the vote of the Trustees or by a vote of the shareholders of a Fund and (ii) by the vote of a majority of the Trustees who are not parties to the agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval.

The agreement will terminate automatically in the event of its assignment, or in the event of a termination of the advisory agreement between the Trust and the Adviser, and is terminable at any time without penalty by the Board or, with respect to a Fund, by a majority of the outstanding shares of the Fund, on not less than 30 days’ nor more than 60 days’ written notice to Elements, or by Elements on 90 days’ written notice to the Trust. The agreement provides that Elements shall not be protected against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

Elements is entitled to an annual fee for its investment sub-advisory services to each Fund. All sub-advisory fees are paid by the Adviser and not the Funds. Because the Adviser pays Elements out of the fee it receives from each Fund, there is no duplication of advisory fees paid. The Adviser receives an annual fee of 0.80% of each Fund’s average daily net assets and, effective May 18, 2015, pays Elements 0.50% of the average daily net assets of each Fund. Prior to May 18, 2015, Elements was entitled to an annual fee of 0.40% of each Fund’s average daily net assets.

The chart below compares the actual fees paid by the Adviser to Elements with respect to the EquityPro ETF for the period from July 1, 2014 through June 30, 2015 to a hypothetical example of fees that would have been paid by the Adviser to Elements if the 0.50% annual rate had been in effect for the entire period. The chart also shows the percentage difference between the actual and hypothetical values.

Actual Fees Payable to Elements from July 1, 2014 to June 30, 2015*	Hypothetical Fees Payable to Elements from July 1, 2014 to June 30, 2015	Percent Difference
$104,466.92	$127,483.80	22.03%

*	From July 1, 2014 until May 18, 2015, the fee was calculated at an annual rate of .40% of the EquityPro ETF’s average daily net assets and from May 18, 2015 until June 30, 2015 it was calculated at 0.50%.

The chart below compares the actual fees paid by the Adviser to Elements with respect to the YieldPro ETF for the period from July 1, 2014 through June 30, 2015 to a hypothetical example of fees that would have been paid by the Adviser to Elements if the 0.50% annual rate had been in effect for the entire period. The chart also shows the percentage difference between the actual and hypothetical values.

Actual Fees Payable to Elements from July 1, 2014 to June 30, 2015*	Hypothetical Fees Payable to Elements from July 1, 2014 to June 30, 2015	Percent Difference
$234,979.44	$288,482.39	22.77%

*	From July 1, 2014 until May 18, 2015, the fee was calculated at an annual rate of 0.40% of the YieldPro ETF’s average daily net assets and from May 18, 2015 until June 30, 2015 it was calculated at 0.50%.

Since the Adviser pays the sub-adviser out of the advisory fee it receives from each Fund, there would have been no increase in the aggregate advisory fee paid by either Fund in connection with the change in Elements’ sub-advisory fee.

General Information

Other Service Providers. The Trust’s administrator, custodian, transfer agent and securities lending agent is The Bank of New York Mellon, which is located at 101 Barclay Street, New York, New York 10286. The Funds’ distributor is Foreside Fund Services, LLC, which is located at Three Canal Plaza, Suite 100, Portland, Maine 04101. Counsel to the Trust is Morgan, Lewis & Bockius LLP, which is located at 2020 K Street, NW, Washington, DC 20006.

Affiliated Broker Commissions. No brokerage commissions were paid by either Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Funds for the fiscal year ended June 30, 2015.

Share Ownership. As of July 31, 2015, the following shareholders owned of record more than 5% of the EquityPro ETF’s assets:

Participant Name	Percentage of Ownership
Pershing	74.02%
TD Ameritrade	16.76%
Charles Schwab	5.14%

As of July 31, 2015, the following shareholders owned of record more than 5% of the YieldPro ETF’s assets:

Participant Name	Percentage of Ownership
Pershing	47.75%
TD Ameritrade	17.97%
National Financial Services	11.00%
MUFG Union	9.84%
Charles Schwab	5.55%

As of July 31, 2015, the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of each Fund.

Financial Information. Each Fund will furnish, without charge, a copy of its most recent annual report and semi-annual report to shareholders upon request. Requests for such reports should be made by contacting AdvisorShares Trust, 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814, or by calling 1-877-843-3831, or by visiting advisorshares.com.

Shareholder Proposals. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Board has been elected by shareholders). Any shareholders desiring to present a proposal for consideration at the next shareholder meeting must submit the proposal in writing so that it is received by within a reasonable time before any meeting. A proposal should be sent to the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814.

Shareholders Sharing the Same Address. Only one copy of this Information Statement will be delivered to shareholders of a Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814, or call 1-877-843-3831. Shareholders wishing to receive separate copies of the Trust’s shareholder reports, proxy statements and information statements in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Trust as indicated above.